                                    EXHIBIT 4

Light Management Group, Inc.
Suite 301, 3060 Mainway Drive ~ Burlington, Ontario ~ Canada L7M 1A3
(905) 319-1111 ~ (905) 319-2627 Fax

Russell Isaac
437 West 5th Avenue
Vancouver, British Columbia
Canada, V5Y 1Y5

Dear Mr. Isaac,

     The purpose of this letter is to confirm Mr. Russell Isaac's ("Advisor") appointment by the Board of Directors to act as Advisor to Light Management Group, Inc. ("LMG") to provide information, opinions and reports (Opinions) in connection with the marketing of corporate programs. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of LMG and not by any third parties, including the Company's shareholders. In connection with the engagement as the Company's advisor as related to the Opinions, the Advisor agrees to comply with the following considerations:

  1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (Opinions) to be provided to the Company hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in his judgment, deems necessary or prudent in the circumstances.

  2. You and the Board further acknowledge that you and the Board, respectively, will use best efforts to ensure that all information concerning the Company provided to you by us, directly or indirectly, orally or in writing or to the Company from you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

  3. In connection with the performance of the advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(i) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (ii) information which was known to Advisor prior to the engagement; and (iii) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

  4. The Company will provide to Advisor all appropriate drafts, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based.

  5. In consideration for the services hereunder, the Company will pay the Advisor Seventy-Five Thousand Shares (75,000) of LMG free trading stock.

  6. The Company agrees to indemnify and hold the Advisor to the full extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

  7. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separately and in good faith and will be consistent with fees paid for similar services.

  8. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and on the expiration or termination of the last Site Lease signed pursuant to this Agreement.

  9. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

  10. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

  11. Stock certificates issued pursuant to this Agreement will be issued as soon as the required documents are filed with and approved by the Securities and Exchange Commission.

  If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.

/s/ Don Iwacha                               /s/ Russell Isaac
Don Iwacha, President                        Russell Isaac, Advisor
Light Management Group, Inc.

Light Management Group, Inc.
Suite 301, 3060 Mainway Drive ~ Burlington, Ontario ~ Canada L7M 1A3
(905) 319-1111 ~ (905) 319-2627 Fax

Bill Turner
5045 Wilson Drive
Delta, British Columbia
Canada, V4M 1P3

Dear Mr. Turner,

     The purpose of this letter is to confirm Mr. Bill Turner's ("Advisor") appointment by the Board of Directors to act as Advisor to Light Management Group, Inc. ("LMG") to provide information, opinions and reports (Opinions) in connection with the marketing of corporate programs. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of LMG and not by any third parties, including the Company's shareholders. In connection with the engagement as the Company's advisor as related to the Opinions, the Advisor agrees to comply with the following considerations:

  1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (Opinions) to be provided to the Company hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in his judgment, deems necessary or prudent in the circumstances.

  2. You and the Board further acknowledge that you and the Board, respectively, will use best efforts to ensure that all information concerning the Company provided to you by us, directly or indirectly, orally or in writing or to the Company from you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

  3. In connection with the performance of the advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(i) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (ii) information which was known to Advisor prior to the engagement; and (iii) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

  4. The Company will provide to Advisor all appropriate drafts, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based.

  5. In consideration for the services hereunder, the Company will pay the Advisor Seventy-Five Thousand Shares (75,000) of LMG free trading stock.

  6. The Company agrees to indemnify and hold the Advisor to the full extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

  7. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separately and in good faith and will be consistent with fees paid for similar services.

  8. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and on the expiration or termination of the last Site Lease signed pursuant to this Agreement.

  9. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

  10. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

  11. Stock certificates issued pursuant to this Agreement will be issued as soon as the required documents are filed with and approved by the Securities and Exchange Commission.

  If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.

/s/ Don Iwacha                               /s/ Bill Turner
Don Iwacha, President                        Bill Turner, Advisor
Light Management Group, Inc.

LIGHT MANAGEMENT GROUP, INC.
Suite 301 ~ 3060 Mainway ~ Burlington ~ Ontario L7M 1A3 ~ (905) 319-1111 ~
(905) 319-2627 (Fax)


Mr. James B. Parsons
500 108th Avenue NE, Suite 1710
Bellevue, WA 98004

Dear Mr. Parsons,

     The purpose of this letter is to confirm James B. Parsons ("Advisor") the appointment by the Board of Directors to act as legal advisor to Light Management Group, Inc. (LMGR) in connection with Company issues relating to SEC filing requirements, corporate documents, merger documents and other matters as may relate to corporate legal concerns. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of LMGR and not by any third parties, including the Company's shareholders. In connection with our engagement the Advisor will provide the following services (collectively, the "Opinions"):

      (a) will provide advice to the Board, from time to time as it may request, on matters relating to corporate legal matters;

     (b) if requested by the Board, Advisor will assist the Board with the following:

             (i) an evaluation of the company legal status; and

             (ii) directed work as appropriate for the further development of appropriate legal structures as related to acquisitions and joint ventures; and

             (iii) Advisor will provide such other legal advice to the Board directly related to industry standards and structures as described above and as may reasonably be requested by the Board.

     1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor and its counsel will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in its judgment, deems necessary or prudent in the circumstances.

     2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.

     3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company and the candidate will be provided to us, directly or indirectly, orally or in writing, by you or your respective agents and advisors in connection with the Opinions, will be accurate and complete in all material respects and will not be misleading in any material respect.

     4. In connection with the performance of legal advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(i) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (ii) information which was known to Advisor prior to the engagement; and (iii) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

     5. The Company will provide to Advisor current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based.

     6. In consideration for our services hereunder, the Company will pay the Advisor Twelve Thousand Shares (12,000) of LMGR stock, at the bid price at close of business on March 23, 2000 ($6.75) per share.

     7. The Company agrees to indemnify and hold the Advisor to the full extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

     8. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separately and in good faith and will be consistent with fees paid for similar services.

     9. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on April 30, 2001.

     10. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

     11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

     12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

     If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.


/s/ Don Iwacha                                  /s/ James B. Parsons
Don Iwacha, President                      James B. Parsons, Advisor
Light Management Group, Inc.